                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (date of earliest event reported): August 27, 2001
                                                 (August 11, 2001)



                               ABCI Holdings, Inc.
                          -----------------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)



          0-13858                                          86-0214815
          -------                                          ----------
   (Commission File No.)                                 (IRS Employer
                                                       Identification No.)



            5897 Oberlin Drive
                  Suite 210
             San Diego, Ca 9212                                    92121
-----------------------------------------                         --------
(Address of principal executive offices)                         (Zip code)


Registrant's telephone number, including area code: (760) 730-3828

Item 1.  Changes in Control of Registrant

         Effective August 11, 2001, ABCI Holdings, Inc. (formerly OneClass Synergy Corp.) (the "Company") entered into an agreement and plan of merger with American Boardsports Company, Inc. ("ABC"), a privately held California corporation, whereby the Company has agreed to acquire all of the issued and outstanding shares of ABC, in exchange for issuance by the Company of previously unissued "restricted" common stock. The relevant terms of the proposed transaction required the Company to undertake a reverse split of its issued and outstanding common stock, whereby one (1) share of common stock shall be issued for every fifty (50) share presently outstanding and thereafter, issue to the ABCI shareholders and certain finders, an aggregate of up to 10,863,000 "restricted" common shares subject to certain adjustments, representing approximately 85% of the Company's then outstanding common stock, change the name of the Company to ABCI Holdings, Inc., in exchange for all of the issued and outstanding shares of ABC. The effective date of the merger was the record date of reverse stock split, August 11, 2001. A copy of the agreement is attached hereto and incorporated herein as
Exhibit 10.1.

     Under the terms of the contract, the officers and directors of the Company resigned their respective positions with the Company, and have been replaced by Thomas N. Carter, Floyd Ryan and Joe LaTorre, who were previously employed as management of ABC.

Item 2.  Acquisition or Disposition of Assets

                  None.

Item 3.  Bankruptcy or Receivership

                  None.

Item 4.  Changes in Accountants

         The Company intends to engage a new independent accountant and dismiss the current independent account because the location of the Company's principal place of business has changed from New Jersey to California. This has not yet occured. The date of the dismissal of the current independent accountant and the date of the engagement of new independent accountant will be disclosed in a subsequent 8-K filing.

Item 5.  Other Events

                  None.

Item 6.  Resignation & Appointment of Directors

    Three new directors will form the Board after the merger of the companies and the old directors have resigned. The business experience of the Directors will be disclosed in a subsequent 8-K filing.

Item 7.  Financial Statements Pro Forma Financial & Exhibits

         7(a)(4) Audited financial statements will included in an amended 8-K filing within 60 days.

Exhibits:

         10.1   Agreement And Plan Of Reorganization


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ABCI HOLDINGS, INC.


                                        By: /s/ Floyd Ryan
                                        -----------------------------
                                         Floyd Ryan, President

Dated:  August 27, 2001